                                                                   EXHIBIT 21(a)

                     SUBSIDIARIES OF REX STORES CORPORATION


                                                                    State of
           Name                                                   Incorporation
           ----                                                   -------------
Rex Radio and Television, Inc.(1)                                    Ohio

Stereo Town, Inc.                                                    Georgia

Kelly & Cohen Appliances, Inc.(1)                                    Ohio

Rex Kansas, Inc.(2)                                                  Kansas

AVA Acquisition Corp.                                                Delaware

Rex Louisiana, Inc.(3)(4)                                            Ohio

Rex Alabama, Inc.(2)                                                 Ohio

REX Investment, LLC(5)                                               Ohio

REX Investment I, LLC(6)                                             Ohio

rexstores.com, Inc.                                                  Ohio

Rex Acquisition, LLC(3)                                              Ohio

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(1)  Wholly-owned subsidiary of AVA Acquisition Corp.

(2)  Wholly-owned subsidiary of Rex Radio and Television, Inc.

(3)  Non-operating subsidiary.

(4)  Wholly-owned subsidiary of Kelly & Cohen Appliances, Inc.

(5) Kelly & Cohen Appliances, Inc. is the managing member and owns a 98.032% Class A interest. AVA Acquisition Corp. owns a 95.46% Class B interest and a 100% Class C interest.

(6)  AVA Acquisition Corp. is the managing member and owns a 99.9% interest.